UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 1, 2016
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.     Submission of Matters to a Vote of Security Holders.

 On June 1, 2016, A10 Networks, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders voted on the following proposals at the Annual Meeting:

1.	To elect two Class II directors to serve until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.
To approve an amendment to the Company’s 2014 Employee Stock Purchase Plan, to remove the automatic annual share increase thereunder and increase the number of shares available for issuance thereunder by 4,000,000 shares; and

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on April 15, 2016.

The voting results for each of the proposals are as follows:

1. Election of Directors

Nominees	For	Against	Abstained	Broker Non-votes
Peter Y. Chung	32,089,338	5,246,306	8,571	19,391,698
Robert Cochran	32,089,338	5,246,306	8,571	19,391,698

The director nominees were duly elected to serve as the Class II directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal.

2. Approval of an amendment to the Company’s 2014 Employee Stock Purchase Plan, to remove the automatic annual share increase thereunder and increase the number of shares available for issuance thereunder by 4,000,000 shares

For	Against	Abstained	Broker Non-votes
37,127,136	158,305	58,774	19,391,698

The stockholders approved the amendment to the Company’s 2014 Employee Stock Purchase Plan.

3. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
56,685,967	42,122	7,824	0

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.

By:	/s/ Lee Chen
Lee Chen Chief Executive Officer

Date: June 2, 2016